EXHIBIT 10.21

                              SOMANTA INCORPORATED
                              --------------------

                           SERVICE PROVISION AGREEMENT
                           ---------------------------


         THIS SERVICE PROVISION AGREEMENT (this "Agreement") is by and between Somanta Incorporated, a Delaware Corporation ("Somanta") and Gary Bower located at 2 Monsell court, 33-41 Monsell Road, London, N4 2UH. UK ("Provider").

         WHEREAS Somanta conducts research and development in the field of cancer therapy and prevention (the "Field"); and

         Provider is duly qualified to provide the services as described in Exhibit A, attached hereto (the "Services") to Somanta, and Somanta desires to engage Provider to provide such Services to Somanta in accordance with the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Services: The Services to be provided by Provider to Somanta hereunder shall be as described in Exhibits A and A1 hereto. Exhibits A and A1 are incorporated herein by this reference as though fully set forth herein.

2. Confidentiality: Provider agrees to maintain confidential information of Somanta in accordance with the following terms:

         a. "Confidential Information" shall mean all information, confidential, proprietary or otherwise, provided by Somanta to Provider including, without limitation, any and all technical information, data, business plans, financial information, information about personnel and research and development plans or strategies. Confidential Information shall not include such information as Provider can establish by written documentation to have been generally known or to have been acquired from public sources or to have been in the public domain at the time of disclosure of information, in each case through no fault of Provider.
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         b.       Nondisclosure of Confidential Information and Term of
                  Agreement: Provider agrees to hold in strict confidence and, directly or indirectly, not to cause, permit or enable the disclosure, publication, transfer, misappropriation or revelation to any person or entity of the Confidential Information, without the express prior written consent of Somanta. Provider will impose upon employees or subcontractors the same obligations as contained herein. Provider also agrees not to use the Confidential Information for any purpose at any time, other than for the sole purpose of performing the Services. Provider further agrees that any disclosure of the Confidential Information will only be such as is reasonably necessary to the performance of the Service and will only be to employees or subcontractors of Provider who are bound by written agreements with Provider to maintain the Confidential Information in confidence. Upon any termination or expiration of this Agreement or upon the earlier request of Somanta, Provider shall destroy or return immediately to Somanta, at Somanta expense, all Confidential Information as defined in Section ss.2a above and any and all documents or materials related to the Service, including all copies in any media. Somanta shall arrange for the collection of all materials in all media within 30 days of termination or expiration of this Agreement or upon the earlier request of Somanta. Provider's obligations under this Section 2 will survive any expiration or termination of this Agreement.

In the event that a court or governmental agency legally compels Provider to disclose Confidential Information, such as that associated with a valid discovery request, Provider shall inform Somanta of the compelled disclosure promptly, so that Somanta may seek a protective order or other remedy or waive compliance with this Agreement, or both. Nevertheless, Provider shall limit any compelled disclosure of Confidential Information to that legally required.

         c. In the event of any breach or threatened breach by Provider of the provisions of Sections 2 or 3 of this Agreement, then in addition to all other rights and remedies that may be available at law or in equity, Somanta shall be entitled to specific performance of such provisions, enforced by any court having equity jurisdiction, all without the need to post a bond or other security, it being acknowledged that any such breach or threatened breach will cause irreparable injury to Somanta.

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3.       Property of Somanta:
         -------------------

         a. Definition: For the purposes of this Agreement, "Property of Somanta" shall mean "Confidential Information" and all documents, materials, information, inventions (whether patentable or not), data and know-how and any and all intellectual property rights related thereto or arising therefrom, in each case in any and all media, made, conceived or developed by Provider alone or with others in the course of performing the Services, except for materials related to the Field which Provider can establish by written documentation were the sole property of Provider or a third party prior to the date of this Agreement or to have been generally known or to have been acquired from public sources or to have been in the public domain.

         b. Assignment of Ownership: Provider hereby irrevocably transfers and assigns any and all of its rights, title, and interest in and to "Property of Somanta" as defined in Section ss.3a above, and hereby agrees to execute any assignment or other document that may be necessary to evidence such assignment.

4.       Termination:
         -----------

         a. The terms of this Agreement shall commence as of 03-Nov-2005, and continues until 31-Dec-2006 unless terminated pursuant to subsection (b) below or unless the term hereof is extended by the mutual written agreement of the parties hereto.

         b. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement with or without cause at any time by giving the other party thirty (30) days' prior written notice thereof. Upon any expiration or termination of this Agreement, Provider shall only be entitled to receive the amounts due and owing hereunder for periods prior to such expiration of termination, which shall be paid by Somanta within 5 business days upon submission of an

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                  invoice by Provider. Provider's obligations under Sections 2 and 3 hereof shall survive any termination or expiration of this Agreement.

5. Compensation and Expenses: Provider's compensation and payment for the Service provided hereunder shall be as set forth in Exhibit A hereto. Provider shall invoice Somanta on provision to Somanta of Service "deliverable" as defined in Exhibit A. Somanta will pay Provider no later than fifteen (15) business days of date of Provider's invoice. Somanta shall reimburse Provider for all reasonable expenses and disbursements actually incurred which are customary and necessary for the provision of the Service. Provider shall provide evidence reasonably satisfactory to Somanta of all such expenses and disbursements for which reimbursement is requested.

6. Independent Contractor: In the performance of this Agreement, it is mutually understood and agreed that Provider is at all times acting and performing as an independent contractor with, and not as an employee, joint venture, partner, agent, principal, officer or lessee of Somanta, and nothing in this Agreement shall be construed to create an employer-employee, agent-principal, joint venture or partnership relationship between Provider and Somanta. Provider shall have no authority to act on behalf of or to enter into any contract, or incur any liability for or make any representations on behalf of Somanta.

Provider shall have no claim under this Agreement or otherwise against Somanta for Worker's Compensation, Unemployment Compensation, sick leave, group insurance arrangements or any other employee benefits. Provider is solely responsible for providing, at Provider's expense, all taxes, withholdings and other similar statutory obligations or employee payroll taxes for Provider and Provider's employees, subcontractors and Providers, and Provider will defend, indemnify and hold Somanta harmless from any and all claims made by any entity on account of an alleged failure by Provider to satisfy any such tax or withholding obligations. Somanta shall not withhold on behalf of Provider hereunder, any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any government agency. Provider shall comply at Provider's expense with all applicable provisions of worker's compensation laws, unemployment compensation laws, social security laws and all other applicable central or local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

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7.       Insurance and Indemnification: Provider is solely responsible for providing, at Provider's expense, worker's compensation insurance for Provider and Provider's employees and subcontractors. Provider agrees to hold harmless and indemnify Somanta for any and all claims arising out of any injury, disability or death of Provider or any of Provider's employees and subcontractors. Provider shall indemnify, defend and hold Somanta, Somanta's officers, directors and shareholders, free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorney's fees and costs, that Somanta may incur as a result of a breach by Provider of any representation, warranty or obligation by Provider's employees and subcontractors set forth under this section.

         Somanta agrees to hold harmless and indemnify Provider for any and all claims arising out of any injury, disability or death of Somanta or any of Somanta's employees and subcontractors. Somanta shall indemnify, defend and hold Provider, Provider's officers, directors and shareholders, free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorney's fees and costs, that Provider may incur as a result of a breach by Somanta of any representation, warranty or obligation by Somanta's employees and subcontractors set forth under this section.

8. No Conflict with Existing Agreements: Somanta hereby acknowledges that it does not desire to acquire from Provider any secret or confidential information which Provider may have acquired from others. Provider represents and warrants that Provider is free to divulge to Somanta, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Provider will describe, demonstrate, divulge or in any manner make known to Somanta during Provider's performance of the Service.

9. Dispute Resolution: In the event that any controversy or dispute arises between the parties hereto with respect to this Agreement, the parties shall use their best efforts and due diligence to reach an agreement for the resolution of such controversy or dispute.

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10.      Miscellaneous:
         -------------

         a. Waiver and Modification: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings between them concerning such subject matter. No waiver or modification of any provision hereof may be made unless by a written instrument duly executed by each party. Any waiver or breach of any term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other terms or condition. The failure of any party to insist upon strict performance of any term of condition hereunder shall not constitute a waiver or such party's right to demand strict compliance therewith in the future.

         b. Assignment: Provider may not assign this Agreement, or any rights, duties or obligations contained herein, to any other person, firm, corporation or other business entity without the prior written consent of Somanta and any such assignment or purported assignment shall be null and void and of no force or effect. Somanta may assign this Agreement to a third party in connection with a merger or sale of all or substantially all of Somanta's assets with or to such third party.

         c. Notices: All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, delivered by recognised overnight courier or mailed by certified or registered mail to the party to be charged with receipt thereof at the address specified below or by electronic transmission by the parties' accredited providers.

                  SOMANTA:   19200 Von Karman Avenue, Irvine, CA 92612

                  PROVIDER:  Gary Bower, 2 Monsell Court,  33-4 Monsell Road,
                             London N4 2UH, UK

         d. Severability: All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this

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                  Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

         e. Applicable Law: This Agreement is made and shall be governed by and construed in accordance with the laws of England, without regard to principles of conflicts of law.

         f. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date herein above set forth.


ACCEPTED AND AGREED TO FOR:

Somanta Incorporated

"SOMANTA"                                "PROVIDER"


/s/ AGAMEMNON EPENETOS                      /s/ GARY BOWER
----------------------------------          ------------------------------------
By: Agamemnon Epenetos,                     By: Gary Bower
CEO

Date: November 4, 2005                      Date: November 6, 2005
      ----------------------------                ------------------------------



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                                    EXHIBIT A
                                    ---------

"Services"

Those Services related to the pre-clinical and manufacturing activities by Somanta, provided, however, that Provider shall not be required to perform Services in a manner that would create an employment relationship with Somanta. The provision of Services is subject to all clauses listed in under the sub-heading Exhibit A1 "General Conditions for the Provision of Service to Somanta by Provider".

In case of conflict between any of the terms of this Service Agreement in total or in part with Exhibit A1, the latter will take precedence.

"Deliverables"

(i) Provider will devote utmost knowledge and best skill to the performance of functions under this Agreement;

(ii) Provider undertakes to be available to provide the service for three full business days per week in aggregate to the provision of services, subject to absences for customary vacations and for temporary illness. Provider may provide service for fewer or more than three business days in any given week in providing notice to Somanta but in any case, will charge Somanta for services on a daily basis. Notwithstanding these provisions, Provider or its employees or subcontractors may trade in stock, bonds, securities, commodities or real estate investments for their own benefit.

(iii) Cost (Other than expenses): Provider shall be paid a gross daily sum of [ONE THOUSAND DOLLAR ($1,000)], payable on a monthly basis according to invoice by Provider to Somanta, and payable within fifteen (15) business days of invoice receipt. All gross daily sums to be paid hereunder are exclusive of any value added tax that may be applicable to the Services or this Agreement. The "Cost" as per this clause is subject to upward adjustment, from time to time, by the Board in its sole discretion. The provision of ongoing services by the Provider under this agreement is subject to the prompt payment of all invoices.

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         Upon Somanta's closing of a PIPE transaction of more than $10,000,000,
         Provider shall invoice Somanta for a lump sum payment equal the [number of days worked since 24th August 2005] x [Gross daily rate of $1000] x 50%. This payment will be made to Provider within ten (10) business days.

(iv) Bonus: The Board of Somanta, in its sole discretion, may award the Provider an incentive bonus of up to thirty percent (30%) of the total yearly cost described in (iii) above (the "Bonus"), where "total yearly cost" means 3 (three) days weekly at one thousand US dollars multiplied by 52 (fifty two), on the achievement by Provider of certain milestones (the "Milestones"), as mutually agreed to by Provider and Somanta from time to time.

(v) Stock Options: The Board may grant to Provider options (the "Options") to purchase shares Somanta's Common Stock ("Common Stock"), pursuant to Somanta's then in effect equity incentive plan.

(vi)     Payment Method:
         --------------

         Subject to Invoice, electronically transmitted, as follows:
         Account Name:
         Bank Address:
         IBAN:
         BIC:


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                                   EXHIBIT A1


     General Conditions for the Provision of Service to Somanta by Provider

         All services provided to Clients by or on behalf of Provider, its officers, employees and sub-contractors, hereinafter referred to in aggregate as Provider, are subject to the following conditions agreed implicitly between Provider and Client:

(i)      Definitions
         -----------

o "Client" is defined as Somanta, meaning the person(s) within Somanta, company(ies), government(s), or institution(s) with whom Somanta may have dealings, for whom the Service is provided and/or to whom documents are addressed and/or in name of whom invoices are issued and/or on whose behalf the service is provided, including Somanta's officers, employees and sub-contractors.

o The Service Provider is Gary Bower (including its officers, employees and sub-contractors).

o        Service is defined as solely advisory, for the contracted functions.
         This can be amongst others, written advice, developmental plan advice, advice on report, advisory opinion, advice on dossier, biologic license application (BLA) or new drug application (NDA).

(ii)     General Conditions
         ------------------

1. The Client implicitly accepts these Conditions for the Provision of Service to Clients prior to commissioning or accepting the Service.

2. Provider will endeavor to provide the service requested by the Client according to the specifications given in writing or verbally on commissioning the Service.

3. Provider does not guarantee that the Service commissioned will be undertaken as initially planned. When changes occur in the provision of Service, the Client will be forewarned of the change(s) and agreement will be implicitly assumed unless the Client gives written notice to Provider before completion of the Service.

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4.       Provider takes no responsibility for the integrity, veracity or content of reports, data, documents, background information, references, acceptance for publication or acceptance for submission by any entity for whom the Service is intended by the Client. The Client is strongly advised to check all contents of the Service provided and to be satisfied that all materials and contents, written or implied, are correct and adequate for the use intended by the Client.

5. Provider will endeavor to forewarn the Client of any deficiencies in the materials provided by the Client and related to the Service. However, Provider does not guarantee the identification and forewarning of all or any deficiency in the materials provided by the Client.

6. Provider provides the Service in the understanding that the Client will conduct a thorough review of all contents of the Service.

7. Provider conducts internal checks of the contents of Service. However, the Client is strongly advised to conduct cross-checks and quality checks on the contents of the Service, including independent quality checks where appropriate.

8. Service provision by Provider is advisory only, and the Service is provided for the sole use of the Client. The Client must not use the name of Provider, officers' names or the names of its employees and sub-contractors in seeking recognition, approval, publication or dissemination of the contents of the Service, except where such use of name of Provider, its officers' names or the names of its employees and sub-contractors are specifically allowed by separate service contract.

9. The contents of Service provision by Provider is confidential and must not be divulged, disseminated or disclosed by any means to any third party without the written consent of Provider.

10. The safe return of materials provided by the Client is the responsibility of the Client. Provider will make all materials available to the Client upon completion of the Service.

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11.      The relationship between the Client and Provider is one of service provision only, and does not constitute employment.

(iii)    Communication Media Conditions
         ------------------------------

12.      Provider operates a "paperless office" policy.

13. Clients are advised that Provider may make records of any or all its communications with Clients by electronic means including contact logs.

14. Provider communications with Clients is exclusively electronic, via secure business internet service provider (ISP).

15. Clients are requested to ensure they employ appropriate in-house safety programs and secure business ISP. It is particularly advisable that Clients do not use personal communications media (I.E. Hotmail, Yahoo) for communication with Provider. The use of unsafe media by Clients will imply Clients' responsibility, own risk and liability for damage to Provider, and damage to third parties or other Clients.

16. It is advisable that, whenever possible, materials are supplied electronically for ease of document tracking, destruction or return. Unless otherwise requested, Provider will delete or destroy all documents within 3 months from completion of Service.

17. Provider cannot accept the supply of any documentation via telefax transmission or normal post. Clients are kindly requested to use exclusively electronically safe media with appropriate firewall protection and anti-virus programs. Exceptionally, upon request, Provider may use special delivery services such as Federal Express at Client's own risk and cost.

18. In the event that a Client may use non-electronic correspondence with Provider all postal communication must be directed to Provider's address for correspondence as in Section 10c).

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(iv)     Financial Transactions Conditions
         ---------------------------------

19. All financial communications and documentation between Provider and Clients are electronic.

20. Unless otherwise specified in separate contractual agreement, Provider will normally submit monthly invoices to Client on the 20th day of the month.

21. During the continuance of the Service the Client shall pay Provider the agreed Fees and expenses with Fees accruing as Working Days and are paid monthly.

22. It is the Client's responsibility to ensure that payment of invoices takes place within fifteen (15) calendar days of presentation of invoice.

23. Late payment by Somanta will result in a 5% automatic surcharge if the invoice is not paid within 30 days of presentation of the invoice.

24. Payment date is the date when the amount invoiced is fully credited free of further charges or impediments into Provider's bank account.

25. Provider presents all invoices to Clients electronically. Therefore, Provider invoices do not contain physical signatures. Clients are advised to consider Provider invoices only if delivered via Provider's own ISP. Exceptionally, Provider personnel may deliver invoices by hand, for expedience if personnel are on site, but electronic records are always kept.

26. All Provider Services are subject to Value Added Tax (VAT) at variable rates set by the UK government. VAT is charged on the total of the invoiced amount.

27. Certain exemptions exist for the application of VAT, such as invoices to Clients based outside the UK or outside the European Union (EU).

28. Clients based within in the EU, except the UK, must provide their EU VAT registration number to be exempted from UK VAT. Clients are advised that Provider does not guarantee the maintenance of the current VAT exemptions within the EU and that different Member States may apply different limits to VAT exemption when a Client purchases Services from another Member State.

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29.      Provider does not accept cash as means of payment for its Services.
         Clients are requested to issue only or interbank transfers into Provider's bank account.

30. All payments must be made in the name of Provider. Interbank transfers must always be made into the account specified in Exhibit A.

31. Clients will reimburse any expenses reasonably incurred by Provider, its officers, employees and sub-contractors when such expenses are incurred during the provision of the Services.

32. All expenses will be accompanied by appropriate evidence of expense whenever possible, reasonable and applicable within the array of Services provided and related expenses.

33. Clients shall also reimburse Provider for the following general expenses anticipated as frequent in the fulfillment of Services: airfares in scheduled economy class for destinations inside the EU or within fewer than 4 hours' flight time from Heathrow; airfares in scheduled business class for destinations outside the EU or within more than 4 hours' flight time from Heathrow; hotel accommodation (4-star rating or higher according to www.expedia.co.uk); adequate subsistence costs during business travel on behalf of the Client; telephone costs for calls using Provider's fixed or mobile lines; any other reasonable expense incurred during provision of Services.

34. Provider shall provide only electronic copies of evidence of expense (receipts), usually in pdf format or similar media, or occasionally photocopies for expense items that have a receipt, except for telephone call costs which will be presented as total time in hours with total cost except for Clients who provide their own call-charge cards for their business calls.

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